Exhibit 23(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 6, 1997, except as to paragraphs 3 and 5 of Note 2, which are as of February 21, 1997, appearing on page 51 of The Montana Power Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the references to us under the headings "Experts" in such Prospectus.


          /s/ Price Waterhouse LLP

          PRICE WATERHOUSE LLP



          Portland, Oregon
          June 9, 1997